Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Air Lease Corporation:
We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the Registration Statement.
/s/  KPMG LLP
San Francisco, California
January 13, 2011